UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 3, 2010

MEDPRO SAFETY PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52077	91-2015980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

817 Winchester Road, Suite 200
Lexington, KY 40505
(Address of Principal Executive Offices) (Zip Code)

(859) 225-5375
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 3, 2010, MedPro Safety Products, Inc. entered into a credit agreement with Vision Opportunity Master Fund, Ltd. ("VOMF"), a Cayman Island investment fund, to provide MedPro with additional financial flexibility.  Under the terms of the credit agreement, MedPro may draw up to $300,000 per month, up to a maximum aggregate principal amount of $1,000,000.  The outstanding principal balance bears interest at an annual rate of 7%, and all principal and interest is due and payable upon the earlier of (i) January 1, 2011 and (ii) the Company raising equity or debt of $20 million or more.  In addition, MedPro agreed to issue warrants to purchase 166,666 shares of common stock upon the execution of the credit agreement and warrants to purchase 16,667 shares of common stock for each $100,000 drawn on the credit agreement.  The exercise price of the warrants is $3.00 per share.  On May 4, 2010, MedPro received an initial $250,000 draw on the credit facility and issued a warrant to purchase 208,334 shares of common stock to VOMF.

VOMF and its affiliates together beneficially own 1,939,769 shares, or 14.7%, of the outstanding shares of MedPro common stock, and a majority of MedPro’s Series A convertible preferred stock.  VOMF and its affiliates also beneficially own all of MedPro’s Series B and Series C convertible preferred stock.

Other covenants of the credit  agreement provide that without the written consent of VOMF, the Company will not guarantee or incur additional indebtedness in excess of $100,000, other than trade accounts payable incurred in the ordinary course of business, refinancing of current indebtedness, and financing secured by purchase money liens, liens on equipment and other permitted liens.  The Company also agreed not to sell any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for sales to customers in the ordinary course of business; or with the prior written consent of the Purchaser.

Item 9.01.    Financial Statement and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1
Note Purchase Agreement between MedPro Safety Products, Inc. and Vision Opportunity Master Fund, Ltd. dated as of April 30, 2010 (including form of 7% Promissory Note and Warrant attached as exhibits thereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC.

Dated: May 7, 2010	By:	/s/ Marc T. Ray
Marc T. Ray
Vice President-Finance and Chief
Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1
Note Purchase Agreement between MedPro Safety Products, Inc. and Vision Opportunity Master Fund, Ltd. dated as of April 30, 2010 (including form of 7% Promissory Note and Warrant attached as exhibits thereto).